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Exhibit 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Announces the Appointment of New Board Members

        DENVER, Colorado, October 15, 2003—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC) announced today the appointment of six new members of the Company's board of directors. The new directors consist of Donald Triggs, Richard T. Warner, Reed N. Wilcox and Charles Philippin, who are appointed as independent directors on the Company's board; Lee Sienna, who is a designee of Teachers' Merchant Bank, the private equity arm of Ontario Teachers' Pension Plan; and Ferdinando Grimaldi Quartieri, a designee of Bain Capital (Europe) LLC. Effective October 13, 2003, these new board members join the Company's existing board of directors consisting of Michael Lynton and Johan Tack, who are independent directors, and Antony Ressler, a designee of Ares Corporate Opportunity Fund, L.P.

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, backpacks, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN®, LACOSTE® and SAMSONITE® BLACK LABEL. For more information about Samsonite, please visit our website at www.samsonite.com.

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Samsonite Announces the Appointment of New Board Members